UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2016

REVANCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers
2015 Bonus Payments and 2016 Salary and Target Bonus Information
On February 9, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Revance Therapeutics, Inc. (the “Company”) approved (i) cash bonuses with respect to performance for fiscal year 2015, (ii) annual base salaries for fiscal year 2016, and (iii) target performance bonus percentages for fiscal year 2016, for the Company’s executive officers as set forth below. The Chief Financial Officer and Chief Business Officer’s annual base salary for fiscal year 2016 and target performance bonus percentage for fiscal year 2016 were approved as set forth below by the Committee on December 11, 2015 and previously disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2015. The base salaries for fiscal year 2016 are effective as of January 1, 2016 and the target performance bonus amounts for fiscal year 2016 are expressed as a percentage of the corresponding 2016 base salary.

The following table sets forth the amounts approved by the Committee for each of the Company’s principal executive officer and principal financial officer:

Name	2015 Bonus	2016 Base Salary	2016 Target Bonus Percentage
L. Daniel Browne President and Chief Executive Officer	$278,355	$510,000	66%
Lauren P. Silvernail Chief Financial Officer and Chief Business Officer	$150,780	$430,000	45%

2016 Corporate Objectives and 2016 Bonus Program Information
On February 9, 2016, the Committee approved the Company’s 2016 corporate objectives, weighted for purposes of determining bonuses, if any, for the Company’s executive officers with respect to performance for fiscal year 2016 (the “2016 Bonus Program”). The Company’s 2016 corporate goals include the achievement of clinical development milestones for RT002 injectable for the treatment of glabellar (frown) lines and movement disorder (45% weighting), achievement of clinical development milestones for RT001 topical for the treatment of lateral canthal (crow’s feet) lines and hyperhidrosis (35% weighting), completion of manufacturing-related objectives (10%), achievement of specified financial (5% weighting) and compliance (5% weighting) objectives.
The cash bonus for all executive officers will be based on the achievement of the 2016 corporate goals (75% weighting) and his or her individual performance goals (25% weighting). The executive officers’ actual bonuses for fiscal year 2016 may exceed 100% of his or her 2016 target bonus percentage in the event performance exceeds the predetermined goals and/or upon the achievement of other specified goals relating to clinical development.

Payment of bonuses to the Company’s executive officers under the 2016 Bonus Program and the actual amount of such bonus, if any, are within the discretion of the Committee.
Equity Award Grant Information

On February 9, 2016, the Committee also approved equity awards under the Company’s 2014 Equity Incentive Plan (the “Plan”) to the Company’s executive officers as set forth below. The Chief Financial Officer and Chief Business Officer’s equity awards were approved as set forth below by the Committee on December 11, 2015, as previously disclosed in the Company’s current report on Form 8-K filed with the SEC on December 14, 2015.

Name	Stock Options	Restricted Stock
L. Daniel Browne President and Chief Executive Officer	175,000	25,000
Lauren P. Silvernail Chief Financial Officer and Chief Business Officer	60,000	10,000

The above restricted stock award for Mr. Browne is effective February 9, 2016 and is subject to three-year annual vesting commencing on March 15, 2016. The above restricted stock award for Ms. Silvernail is effective February 2, 2016 and is subject to three-year annual vesting commencing on March 15, 2016. The above stock option for Mr. Browne was granted on February 9, 2016, with an exercise price equal to $17.12, the closing price of the Company’s common stock on that date and is subject to four-year monthly vesting commencing on February 9, 2016. The above stock option for Ms. Silvernail was granted on February 2, 2016, with an exercise price equal to $20.32, the closing price of the Company’s common stock on that date and is subject to four-year monthly vesting commencing on February 2, 2016. The vesting of the restricted stock awards and stock options described above is contingent upon the executive officer’s continuous service, as defined in the Plan, on each vesting date. The stock options will terminate after 10 years, or earlier if the executive officer ceases to provide services to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2016	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Chief Business Officer